Exhibit 32

Certification Pursuant to Rule 13a-14(b) or 15d-14(b) of the Securities and Exchange Act of 1934 and Pursuant to Section 1350 of Chapter 63 of the Title 18 of the United States Code as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The certification set forth below is being submitted in connection with the Annual Report on Form 10-K for the year ended December 31, 2010 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Act of 1934 (the “Exchange Act”) and section 1350 of Chapter 63 of Title 18 of the United States Code

Ann D. Murtlow, President and Chief Executive Officer and Kurt A. Tornquist, Vice President, Controller and Interim Chief Financial Officer of IPALCO Enterprises, Inc. (“IPALCO”), each certifies that, to the best of his or her knowledge:

  the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and
  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of IPALCO.

/s/ Ann D. Murtlow	/s/ Kurt A. Tornquist
Ann D. Murtlow	Kurt A. Tornquist
President and Chief Executive Officer	Vice President, Controller and Interim Chief Financial Officer
February 25, 2011	February 25, 2011

A signed original of this written statement required by Section 906 has been provided to IPALCO and will be retained by IPALCO and furnished to the Securities and Exchange Commission or its staff upon request.